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                                                                 Exhibit 23.8

                    CONSENT OF CRUTTENDEN ROTH INCORPORATED


     We hereby consent to the use of our opinion letter dated June 19, 1998 to the Board of Directors of IWL Communications, Incorporated (the "Company") attached as Appendix II to the Joint Proxy Statement/Prospectus of the Company and CapRock Telecommunications Corp. (the "Prospectus") contained in the Registration Statement on Form S-4 of CapRock Communications Corp.
filed with the Securities and Exchange Commission on the date hereof (the "Registration Statement") and to the references to our firm in the Prospectus under the headings "Summary - The Mergers - Opinion of Financial Advisor to IWL" and "The Transaction". In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations of the Securities and Exchange Commission thereunder and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term "expert" as used in the Securities Act.


                                       CRUTTENDEN ROTH INCORPORATED


                                       By:  /s/ Charles O. Thompson, III
                                           --------------------------------
                                           Charles O. Thompson, III
                                           Managing Director

San Francisco, California
June 19, 1998